Exhibit 99.1
For Immediate Release
VPG Reschedules Release of Full Second Quarter Financial Results
MALVERN, Pa. (August 4, 2015) -- Vishay Precision Group, Inc. (NYSE: VPG), a leading producer of precision sensors and systems, today announced that it will reschedule the full release of its fiscal 2015 second quarter and six months financial results ended June 27, 2015, and its related earnings conference call, which was originally scheduled for today, in order to complete a review and analysis of certain potential adjustments, if any, to our historical financial statements for a subsidiary located in India. This subsidiary is one of several subsidiaries that manufacture components for the company’s Force Sensors segment.
We have determined that transactions have been recorded for this Indian subsidiary in the local currency, the Indian rupee, instead of the functional currency, the U.S. dollar, in prior periods extending back to 2011. We are currently investigating the impact of this historical use of the local currency instead of the functional currency and evaluating whether the differences are material to any period or in the aggregate. Although we are not yet in a position to estimate the amount of any required adjustments, if any, our current expectation is that the principal line items impacted in our Indian subsidiary’s financial statements, and therefore our consolidated financial statements, are property and equipment, net, depreciation expense, foreign currency re-measurement gains and losses, and foreign currency translation gains and losses recorded as a component of accumulated other comprehensive income within stockholders’ equity.
In the interest of providing the investment community with relevant information, we are providing the following preliminary unaudited financial results for the second quarter and six months ended June 27, 2015, which are subject to change:
Net revenues for the second quarter of 2015 were $59.5 million, representing an 8.7% decrease from $65.2 million of net revenues for the comparable prior year period. Adverse changes in foreign exchange rates accounted for $5.1 million of this $5.7 million decrease. Net revenues for the six months ended June 27, 2015 were $116.1 million, representing an 8.0% decrease from the $126.2 million of net revenues for comparable prior year period. Adverse changes in foreign exchange rates accounted for $9.5 million of this $10.1 million decrease. Comparing sequential results, net revenues for the second quarter of 2015 increased by $2.9 million, or 5.1%, from $56.6 million in the first quarter of 2015.
Segments
The Foil Technology Products segment revenues were $26.2 million in the second quarter of 2015, down 6.7% from $28.0 million in the second quarter last year, and up 4.4% from $25.1 million in the first quarter of 2015. Net revenues were negatively impacted by the effects of foreign currency rates by $1.7 million in the second quarter of 2015 as compared to the second quarter of 2014, and were negatively impacted by $0.2 million as compared to the first quarter of 2015. The gross margin for the segment decreased to 39.6% for the second quarter of 2015 compared to 40.2% in the second quarter last year, and down from 40.6% in the first quarter of 2015. The gross margin decreased from the comparable prior year period primarily due to the effects of foreign currency rates and additional headcount for expansion of our advanced sensor platform. Despite an increase in revenues, the sequential gross margin decrease was due primarily to the effects of foreign currency rates and other costs.
The Force Sensors segment revenues of $15.6 million in the second quarter of 2015 were down 7.9% compared to $17.0 million in the second quarter last year, and were up 2.7% from $15.2 million in the first quarter of 2015. Decreased year-over-year revenues are attributable primarily to the effect of foreign exchange rates. The increase in sequential revenues is attributable to higher volume. The gross margin for the segment was 19.8% in the second quarter of 2015 versus 21.9% in the second quarter of 2014 and 21.9% in the first quarter of 2015. The gross margin for the quarter decreased from the comparable prior year period primarily due to the effects of foreign currency rates. The sequential gross margin decreased due to a reduction in inventory.
The Weighing and Control Systems segment revenues were $17.7 million in the second quarter of 2015, down 12.1% from $20.2 million in the second quarter last year, and up 8.6% from $16.3 million in the first quarter of 2015. Decreased year-over-year revenues were primarily attributable to the effects of foreign currency rates. The sequential increase is attributable to volume in our process weighing business. The gross margin for the segment was 43.6% in the second quarter of 2015 versus 48.2% in the second quarter of 2014 and 44.6% in the first quarter of 2015. The year-over-year decrease in gross margin is primarily due to the effects of foreign currency rates and unfavorable product mix. The sequential decrease in gross margin is primarily due to higher freight costs and unfavorable product mix.

Outlook
Assuming a similar exchange rate impact to our revenues and given the normal seasonality in our business, we expect net revenues in the range of $55 million to $60 million for the third quarter of 2015.
Conclusion
We are working diligently to finalize the review and analysis of our Indian subsidiary functional currency accounting, and we expect to file our Form 10-Q and hold our earnings call on or before August 11, 2015. Because the assessment is ongoing, we can give no assurances that the expected timing for the filing of our Form 10-Q and earnings call will be met. When the assessment is complete and the company files its Form 10-Q and holds its earnings call, the financial statements may differ materially from the results disclosed in this press release. In addition, the assessment may impact prior-period financial statements.
About VPG
Vishay Precision Group, Inc. (VPG) is an internationally recognized designer, manufacturer and marketer of: components based on its resistive foil technology; sensors; and sensor-based systems specializing in the growing markets of stress, force, weight, pressure, and current measurements. VPG is a market leader of foil technology products, providing ongoing technology innovations in precision foil resistors and foil strain gages, which are the foundation of the company's force sensors products and its weighing and control systems. The product portfolio consists of a variety of well-established brand names recognized for precision and quality in the marketplace. To learn more, visit VPG at www.vpgsensors.com.
Forward-Looking Statements
From time to time, information provided by us, including but not limited to statements in this report, or other statements made by or on our behalf, may contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those anticipated.
Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, or projected. Among the factors that could cause actual results to materially differ include: our inability to finalize the review and analysis of our Indian subsidiary functional currency accounting in time to permit our Form 10-Q for the second quarter of 2015 to be filed in a timely manner, general business and economic conditions, changes in the current pace of economic recovery, including if such recovery stalls or does not continue as expected; difficulties or delays in completing acquisitions and integrating acquired companies; the inability to realize anticipated synergies and expansion possibilities; difficulties in new product development; changes in competition and technology in the markets that we serve and the mix of our products required to address these changes; changes in foreign currency exchange rates; difficulties in implementing our ERP system and the associated impact on manufacturing efficiencies and customer satisfaction; difficulties in implementing our cost reduction strategies, such as underutilization of production facilities, labor unrest or legal challenges to our lay-off or termination plans, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries; and other factors affecting our operations, markets, products, services, and prices that are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
VPG
Wendy Wilson
Senior Director Investor Relations and Corporate Communications
office 919-374-5501
mobile 919-588-0155
wendy.wilson@vpgsensors.com
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